Exhibit 99.2
October 16, 2009

NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS
OF GENERAL ELECTRIC COMPANY

BLACKOUT PERIOD FOR TRANSACTIONS
 IN GE SECURITIES

You are receiving this notice to advise you that your ability to purchase, sell, acquire, or transfer equity securities of General Electric Company (“GE”) will be restricted from November 30, 2009 through the week of December 7, 2009.

Starting in December, significant enhancements and other changes will be made to the GE Savings and Security Program (“S&SP”).  In addition, the recordkeeping and certain other administrative services of S&SP will be transferred to Fidelity Investments®.  As of December 1, 2009, Fidelity Management Trust Company will serve as directed trustee with respect to the plan’s assets.

In order to ensure a smooth transition of S&SP’s recordkeeping function to Fidelity and to implement the other changes in S&SP, participants in S&SP will be temporarily unable to direct or diversify investments in their individual accounts; obtain loans, withdrawals, or distributions from S&SP; or view account information.  S&SP includes GE common stock as an investment option, and participants will be temporarily unable to purchase, sell, or otherwise acquire or transfer interests in GE common stock in their individual accounts during this period.

The period during which these participant transactions are temporarily suspended under S&SP is called a “Blackout Period.”  The Blackout Period will begin at 4:00 p.m. Eastern time on November 30, 2009, and is expected to end on December 7, 2009 (or possibly later that week).  You can determine whether the Blackout Period has started or ended by contacting Michael McAlevey at the telephone number or email address provided below.

Section 306(a) of the Sarbanes-Oxley Act and applicable securities regulations prohibit each director and executive officer of GE from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of GE during the Blackout Period, if the director or executive officer acquired the equity security in connection with service as a director or executive officer of GE.  These restrictions apply whether or not the director or executive officer participates in S&SP.  GE’s equity securities include GE common stock, any security convertible into GE common stock, stock options or stock appreciation rights exercisable for GE common stock, and any interest whose value is based on GE common stock, including restricted stock units, performance share units, and deferred stock units.

Consequently, during the Blackout Period, you may not directly or indirectly purchase, sell or otherwise acquire or transfer any equity security of GE (or exercise any GE stock options or stock appreciation rights) that you acquired in connection with your service as a director or executive officer of GE. Please note that any securities of GE that you acquire, sell, or transfer during the Blackout Period will be considered to have been acquired in connection with your service as a director or executive officer, unless you can establish that the securities were acquired from another source.  Transactions covered by these restrictions are not limited to those involving your direct ownership, but include any transactions in which you may have a pecuniary interest (e.g., transactions by members of your family who share your household, as well as by certain entities in which you have financial involvement).

There are a limited number of exceptions to the restrictions described above, and certain types of transactions continue to be permitted during the Blackout Period.  These permitted transactions generally are transactions over which you have no control, such as shares of GE stock that you inherit during the Blackout Period or shares acquired or sold pursuant to a Rule 10b5-1 trading plan established before you became aware of the Blackout Period.  For more information about these exceptions and whether they apply in a particular situation, please contact the person identified below.

To learn whether the Blackout Period has started or ended, or if you have any other questions about this notice, please contact Michael McAlevey by phone at (203) 373-2211 or by email at michael.mcalevey@ge.com.